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                                  Exhibit 21
                  Certain Subsidiaries of Markel Corporation


                                                            State or Other
                                                            Jurisdiction of
                                                            Incorporation or
Subsidiary                                                  Organization
----------                                                  ---------------

Markel North America, Inc.                                  Virginia
     Essex Insurance Company                                Delaware
     Shand/Evanston Group, Inc.                             Virginia
           Evanston Insurance Company                       Illinois
      Gryphon Holdings, Inc.                                Delaware

Terra Nova (Bermuda) Holdings Ltd.                          Bermuda
     Markel International Limited                           England
           Terra Nova Insurance Company Limited             England
           Markel Capital Ltd.                              England